EXHIBIT 10.4

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into as of August   , 2005 (the “Effective Date”) by and between Lynn Powers (“Executive”), and Gaiam, Inc., a Colorado corporation (“Company”).

1.             TERM OF EMPLOYMENT:  Subject to the terms of this Agreement, Company hereby agrees to employ Executive, and Executive hereby agrees to accept such employment, for the period beginning on the Effective Date and ending on the fourth anniversary of the Effective Date or such earlier date upon which employment is terminated by Company or Executive in accordance with the terms hereof (the “Term”).

2.             POSITION AND DUTIES:  During the Term, Executive shall serve as President and Chief Executive Officer of North American Operations of Company, shall report to the Board of Directors (the “Board”), and shall perform such duties, consistent with such positions, as the Board may assign, delegate or limit from time to time.  Executive shall diligently devote such business time, energy and ability to the business of Company as is necessary to perform Executive’s duties, and shall perform those duties fully, faithfully, efficiently and in compliance with law.

3.             COMPENSATION AND BENEFITS:  Company shall pay Executive an annual base salary of $290,000 (the “Base Salary”), which shall be earned and shall be payable in regular installments in accordance with Company’s normal payroll practices, less required or authorized deductions.  Executive shall be eligible to participate in all of the Company’s bonus programs for executive officers.  The Board shall review Executive’s performance annually.  Executive shall be entitled to customary benefits as determined by the Board, including five weeks of paid vacation days and a certain number of paid sick days, and the right to participate in Company’s retirement plans and group health plans applicable to Executive.  Company agrees to reimburse Executive, subject to its normal policy and practices, for travel and other expenses reasonably and necessarily incurred or made by Executive in connection with Company business.

4.             NON-COMPETITION, NONDISPARAGEMENT:

(a)           Non-competition and Nondisparagement:  During Executive’s employment and thereafter, Executive will not make any disclosure, issue any public statements or otherwise cause to be disclosed any information which is designed, intended or might reasonably be anticipated to discourage suppliers, customers or employees of Company or to have a negative impact or adverse effect on Company, its major shareholders and/or any affiliate of any major shareholder.

Executive agrees that, without the prior written consent of the Company, signed by Company’s Chief Executive Officer, Executive will not, during the term of Executive’s employment by the Company or for a period of one year thereafter (i) accept employment with, serve as a consultant to, or accept compensation from any person, firm or corporation (including any new business started by Executive, either alone or with others) whose products and or services compete with those offered by Company, in any geographic market in which Company is then doing business or to Executive’s knowledge plans to do business, (ii) contact or solicit any customers of the Company for the purposes of diverting any existing or future business of such customers to a competing source, (iii) contact or solicit any vendors to Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such vendor to alter or terminate his, her or its business relationship with Company, or (iv) contact or solicit any employees of Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his, her or its employment relationship with Company.

Executive agrees that this covenant is reasonable with respect to its duration, geographic area and scope.  It is the desire and intent of the parties that the provisions of this Section 4(a) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular portion of this Section 4(a) shall be adjudicated to be invalid or unenforceable, this Section 4(a) shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 4(a) in the particular jurisdiction in which such adjudication is made.

(b)           Enforcement:  Executive acknowledges that irreparable damage would result to Company or other persons or entities who are beneficiaries of the provisions of this Section 4 if the provisions of this Section 4 are not specifically enforced, and agrees that Company shall be entitled to any appropriate legal, equitable, or other remedy, including injunctive relief, in respect of any failure to comply with the provisions of this Section 4.

5.             MISCELLANEOUS:

(a)           Notices:  All notices hereunder shall be in writing and shall be directed to the applicable address set forth on the signature page hereto.

(b)           Survivability:  The expiration or termination of the employment of Executive or of this Agreement shall not operate to affect such of the provisions hereof as are expressed to remain in full force and effect notwithstanding such termination or expiration.

(c)           Successors; No Assignment of Agreement:  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.  Executive acknowledges that her services are unique and personal.  Accordingly, Executive may not assign her rights or delegate her duties or obligations under this Agreement to any person or entity.

(d)           Additional Representations:  Executive represents and warrants that she has the full capacity, right and authority to enter into this Agreement and to render the services as required under this Agreement, and that by signing this Agreement she is not breaching any contract or legal obligation she owes to any third party.  Executive represents and warrants to Company that she is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that she has read this Agreement and that she understands its terms.  Executive acknowledges that, prior to assenting to the terms of this Agreement, she had been given a reasonable time to review it, to consult with counsel of her choice, and to negotiate at arm’s length with Company as to its contents.  Company and Executive agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that Executive has entered into this Agreement freely and voluntarily and without pressure or coercion from anyone. Executive represents and warrants to Company that she is not bound by any agreement or subject to any restriction that would interfere with or prevent her from entering into or carrying out this Agreement.

(e)           Rights and Waivers:  All rights and remedies of the parties hereto are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of any other rights or remedies or shall be deemed to limit or prejudice any other legal or equitable rights or remedies which either of the parties hereto may have.  No party to this Agreement shall be deemed to waive any rights or remedies under this Agreement unless such waiver is in writing and signed by such party.  No delay or omission on the part of either party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other rights or remedies.  A waiver on any one occasion shall not be construed as a bar to or a waiver of any right or remedy on any future occasion.

(f)            Withholding:  Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(g)           Miscellaneous:  Any provision of this Agreement may be waived or amended if, and only if, such amendment or waiver is in writing and signed by all of the parties.  This Agreement constitutes the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.  This Agreement shall be governed by the laws of the State of Colorado (without regard to the choice of law provisions thereof).  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to limit or affect any of the provisions hereof.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity or unenforceability, without invalidating the remainder of this Agreement.  The parties also intend that, if a court of competent jurisdiction finds any provision of this Agreement overly restrictive or unenforceable as written, it will reform such provision to the least extent necessary and, as so reformed, will enforce such provision to the maximum degree permitted under applicable law.

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IN WITNESS WHEREOF, Company and Executive, intending to be legally bound, have executed this Agreement on the day and year first above written.

EXECUTIVE:			COMPANY: GAIAM, INC.

By:			By:
	Name: Lynn Powers			Name:
	Address:	c/o Gaiam, Inc.		Title:
		360 Interlocken Blvd.		Address:	360 Interlocken Blvd.
		Broomfield, CO 80021			Broomfield, CO 80021
	Facsimile: 303-222-3609			Facsimile: 303-222-3609

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